Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of NewBridge Bank Employees’ 401(k) Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of NewBridge Bancorp on Form S-8 (No. 333-160071), effective June 18, 2009.

/s/ GRANT THORNTON LLP

Columbia, South Carolina

June 17, 2013